As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSENTERIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2962080
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, NC 27560

(919) 765-8400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph P. Slattery

EVP and Chief Financial Officer

635 Davis Drive, Suite 300

Morrisville, NC 27560

(919) 765-8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mary J. Mullany, Esquire

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

(215) 864-8631

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-199998

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share
Series A Warrants
Shares of common stock underlying the Series A Warrants
Series B Warrants
Shares of common stock underlying the Series B Warrants
TOTAL	$11,455,083	$1,327.64

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. TransEnterix, Inc. previously registered an aggregate principal amount of $150,000,000 of the Company’s securities on the Registration Statement on Form S-3 (Registration No. 333-199998), as amended (the “Related Registration Statement”) and paid a fee of $15,105. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

TransEnterix, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended,. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-199998), which was originally filed with the SEC on November 7, 2014 and declared effective on December 19, 2014, and post-effectively amended pursuant to Post-Effective Amendment No. 1 on Form S-3, filed with the SEC on March 8, 2016 and declared effective on June 22, 2016 (the “Registration Statement”).

We are filing this registration statement for the purpose registering additional securities of the Company with an aggregate offering price not to exceed $11,455,083. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 28 day of April, 2017.

TransEnterix, Inc.

By:	/s/ Todd M. Pope
Todd M. Pope
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief
Financial Officer
(principal financial officer and
principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd M. Pope Todd M. Pope	President, Chief Executive Officer and Director (principal executive officer)	April 28, 2017

/s/ Joseph P. Slattery Joseph P. Slattery	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 28, 2017

* Paul A. LaViolette	Chairman of the Board and a Director	April 28, 2017

* Andrea Biffi	Director	April 28, 2017

* Jane H. Hsiao, Ph.D.	Director	April 28, 2017

* William N. Kelley, M.D.	Director	April 28, 2017

Signature	Title	Date

*	Director	April 28, 2017
Aftab R. Kherani

*	Director	April 28, 2017
David B. Milne

*	Director	April 28, 2017
Richard C. Pfenniger, Jr.

*	Director	April 28, 2017
William N. Starling, Jr.

*By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed with TransEnterix, Inc.’s Registration Statement on Form S-3 (File No. 333-199998) originally filed on November 7, 2014.